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Exhibit 10.11

Form of Stock Option Agreement Under the
2004 Stock Option Plan

DATAPATH, INC.
STOCK OPTION AGREEMENT

        THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into as of this    day of            ,         , by and between DataPath, Inc., a Georgia corporation (the "Company"), and                        (the "Optionee").

        (1)   Effective as of the 4th day of October, 2004, the Board of Directors of the Company adopted a stock option plan known as the "DataPath, Inc. 2004 Stock Option and Incentive Plan" (the "Plan").

        (2)   The Committee has granted the Optionee options to purchase the number of shares of the Company's common stock as provided below, and in consideration of the granting of those stock options the Optionee intends to remain in the employ of the Company or continue to provide services to the Company.

        (3)   The Company's agreement to grant the stock options provided for herein was an inducement essential to the Optionee's entering into his or her employment contract with the Company.

        (4)   The Company and the Optionee desire to enter into a written agreement with respect to such options in accordance with the Plan.

        As an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained in this Agreement, the parties to this Agreement agree as follows:

        1.    Incorporation of Plan.     These options are granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated into this Agreement by reference. A copy of the Plan has been delivered to the Optionee, who acknowledges receipt of the Plan.

        2.    Grant of Options.     Subject to the terms, restrictions, limitations and conditions stated in this Agreement, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the "Options") to purchase all or any part of the number of shares of the Company's Common Stock, no par value (the "Stock"), provided on Schedule A attached to this Agreement and incorporated into this Agreement by reference. The Options shall be exercisable in the amounts and at the time specified on Schedule A. The Options shall expire and shall not be exercisable on the date specified on Schedule A or on such earlier date as determined pursuant to Sections 8, 9, or 10 below.

        3.    Purchase Price.     The price per share to be paid by the Optionee for the shares subject to these Options (the "Exercise Price") shall be as specified on Schedule A.

        4.    Exercise Terms.     The Optionee must exercise the Options for at least the lesser of 10 shares or the number of shares of Purchasable Stock as to which the Options remain unexerciscd. If the Options are not exercised with respect to all or any part of the shares subject to the Options before they expire, the shares with respect to which the Options were not exercised shall no longer be subject to the Options.

        5.    Options Non-Transferable.     No Option shall be transferable by an Optionee other than as permitted by the terms of the Plan.

        6.    Notice of Exercise of Option.     An Option may be exercised by the Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached to this Plan as Schedule B) signed by the Optionee, or by

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such administrators, executors or personal representatives, and delivered or mailed to the Company as specified below to the attention of the Chief Financial Officer or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock that the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, then elects to purchase under this Plan, (b) contain such information as may be reasonably required pursuant to Section 13 below, and (c) as authorized by the Committee, be accompanied by a form of payment permitted under the Plan of the Exercise Price for the shares of stock being purchased. Upon receipt of any such notice and accompanying payment, and subject to the terms of this Agreement and the Plan, the Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, stock certificates for the number of shares specified in such notice registered in the name of the person exercising the Option.

        7.    Adjustment in Options.     The number of shares subject to these Options, the Exercise Price and other matters are subject to adjustment during the term of these Options in accordance with Section 5.2 of the Plan.

        8.    Termination of Employment.

        (a)   Except as otherwise specified in Schedule A to this Agreement, in the event of the termination of the Optionee's employment with the Company, its Parent, or any of its Subsidiaries, other than a termination that is either (i) for Cause, (ii) voluntary on the part of the Optionee and without written consent of the Company, or (iii) for reasons of death or disability or retirement, the Optionee may exercise an Option at any time within three months after such termination to the extent of the number of shares that were Purchasable under this Agreement at the date of such termination.

        (b)   Except as specified in Schedule A attached to this Agreement, in the event of a termination of the Optionee's employment that is either (i) for Cause or (ii) voluntary on the part of the Optionee and without the written consent of the Company, an Option, to the extent not previously exercised, shall terminate immediately and shall not thereafter be or become exercisable.

        (c)   Unless and to the extent otherwise provided in Exhibit A to this Agreement, in the event of the retirement of the Optionee at the normal retirement date as prescribed from time to time by the Company, its Parent, or any Subsidiary, the Optionee shall continue to have the right to exercise any Options for shares that were Purchasable at the date of the Optionee's retirement. These Options do not confer upon the Optionee any right with respect to continuance of employment by the Company, its Parent, or by any of its Subsidiaries. These Options shall not be affected by any change of employment so long as the Optionee continues to be an Employee of the Company, its Parent, or one of its Subsidiaries.

        9.    Disabled Optionee.     In the event of termination of employment because of the Optionee's becoming a Disabled Optionee, the Optionee (or his or her personal representative) may exercise these Options, within a period ending on the earlier of (a) the last day of the one year period following the Optionee's disability or (b) the expiration date of these Options, to the extent of the number of shares that were Purchasable under this Agreement at the date of such termination.

        10.    Death of Optionee.     Except as otherwise provided in Schedule A with respect to the rights of the Optionee upon termination of employment under Section 8(a) above, in the event of the Optionee's death while employed by the Company, its Parent, or any of its Subsidiaries or within three months after termination of such employment (if such termination was neither (i) for Cause nor (ii) voluntary on the part of the Optionee and without the written consent of the Company), the appropriate persons described in Section 6 above or persons to whom all or a portion of these Options are transferred in accordance with Section 5 above may exercise these Options at any time within a period ending on the earlier of (a) the last day of the one year period following the Optionee's death or (b) the expiration date of these Options. If the Optionee was an Employee of the Company at the

time of death, these Options may be so exercised to the extent of the number of shares that were Purchasable under this Agreement at the date of death. If the Optionee's employment terminated prior to his or her death, these Options may be exercised only to the extent of the number of shares covered by these Options that were Purchasable under this Agreement at the date of such termination.

        11.    Repurchase Rights.     Notwithstanding the foregoing provisions of Sections 8, 9,and 10, the Company shall have the right to repurchase any shares acquired by the Optionee in accordance with the repurchase rights set forth in the Plan.

        12.    Date of Grant.     These Options were granted by the Board of Directors of the Company on the date provided in Schedule A.

        13.    Compliance with Regulatory Matters.     The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of these Options that would cause the Company to violate any law or any rule, regulation, order or consent decree of any regulatory authority having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section 13.

        14.    Miscellaneous.

        (a)   This Agreement shall be binding upon the parties to it and their representatives, successors and assigns.

        (b)   This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Georgia.

        (c)   Any requests or notices to be given under this Agreement shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address provided below and, if to the Company, to the executive offices of the Company at 2450 Satellite Boulevard, Duluth, Georgia 30096 (or to any successor address for the Company's executive offices reflected in the Company's filings with the SEC or the Georgia Secretary of State); provided that the Optionee may change his or her address by written notice as provided in this Section 14(c).

        (d)   Except as permitted under the Plan, this Agreement may not be modified except in writing executed by each of the parties to it.

        IN WITNESS WHEREOF, a duly authorized director or officer of the Company has caused this Stock Option Agreement to be executed on behalf of the Company, and the Optionee has executed this Stock Option Agreement under seal, all as of the day and year first above written.

DATAPATH, INC.		OPTIONEE
By:
Name:
	Title:	Address:

SCHEDULE A TO STOCK OPTION AGREEMENT BETWEEN DATAPATH, INC. AND Dated: ,
1.
Number of Shares Subject to Options:                        shares.

2.
These Options (are)(are not) Incentive Stock Options.

3.
Option Exercise Price: $                        per share.

4.
Date of Grant:

5.
Option Vesting Schedule:

    Check one:

    (
    )       Options are exercisable with respect to all shares on or after the date hereof

    (
    )       Options are exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares:

No. of Shares	Vesting Date

6.
Option Exercise Period:

    Check One:

    (
    )       All options expire and are void unless exercised on or before                        , 20    .

    (
    )       Options expire and are void unless exercised on or before the date indicated next to the number of shares:

No. of Shares	Expiration Date

7.
Effect of Termination of Employment of Optionee (if different from that provided in Sections 8, 9 and 10 of the Stock Option Agreement):

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SCHEDULE B

NOTICE OF EXERCISE

        The undersigned hereby notifies DataPath, Inc. (the "Company") of this election to exercise the undersigned's option to purchase            shares of the Company's common stock, no par value (the "Common Stock"), pursuant to the Stock Option Agreement (the "Agreement") between the undersigned and the Company dated,                ,             . Accompanying this Notice is payment sufficient to pay the Exercise Price for the shares of common stock being purchased in a form permitted by the Company's 2004 Stock Option and Incentive Plan.

        IN WITNESS WHEREOF, the undersigned has set his or her hand and seal, this            day of                        ,            .

OPTIONEE [OR OPTIONEE'S ADMINISTRATOR, EXECUTOR OR PERSONAL REPRESENTATIVE]

Name: Position (if other than Optionee):

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  Exhibit 10.11
DATAPATH, INC. STOCK OPTION AGREEMENT
  1. Incorporation of Plan.
  2. Grant of Options.
  3. Purchase Price.
  4. Exercise Terms.
  5. Options Non-Transferable.
  6. Notice of Exercise of Option.
  7. Adjustment in Options.
  8. Termination of Employment.
  9. Disabled Optionee.
  10. Death of Optionee.
  11. Repurchase Rights.
  12. Date of Grant.
  13. Compliance with Regulatory Matters.
  14. Miscellaneous.